Exhibit 99.2

 Financial Results4Q 2022 and Full Year 2022

 Forward Looking Statements  This press release may contain “forward-looking statements” concerning the Corporation’s future economic, operational and financial performance. The words or phrases “expect,” “anticipate,” “intend,” “should,” “would,” “will,” “plans,” “forecast,” “believe” and similar expressions are meant to identify “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and are subject to the safe harbor created by such sections. The Corporation cautions readers not to place undue reliance on any such forward-looking statements, which speak only as of the date hereof, and advises readers that any such forward-looking statements are not guarantees of future performance and involve certain risks, uncertainties, estimates and assumptions by us that are difficult to predict. Various factors, some of which are beyond our control, including, but not limited to, the uncertainties more fully discussed in Part I, Item 1A, “Risk Factors” of the Corporation’s Annual Report on Form 10-K for the year ended December 31, 2021 and the following, could cause actual results to differ materially from those expressed in, or implied by, such forward-looking statements: the impacts of rising interest rates and inflation on the Corporation, including a decrease in demand for new loan originations and refinancings, increased competition for borrowers, attrition in deposits and an increase in non-interest expenses which would impact the Corporation’s margins and may adversely impact origination volumes and financial performance; the long-term effects of the COVID-19 pandemic and their impact on the Corporation’s business, operations and financial condition, including the impact of any residual risks related to the Corporation’s participation in the SBA PPP; adverse changes in general economic conditions in Puerto Rico, the U.S., and the U.S. and British Virgin Islands, including in the interest rate environment, unemployment rates, market liquidity, housing absorption rates, real estate markets and U.S. capital markets, which may affect funding sources, loan portfolio performance and credit quality, market prices of investment securities and demand for the Corporation’s products and services, and which may reduce the Corporation’s revenues and earnings and the value and credit quality of the Corporation’s assets; the Corporation’s ability to identify and prevent cyber-security incidents, such as data security breaches, ransomware, malware, “denial of service” attacks, “hacking,” identity theft and state-sponsored cyberthreats, and the occurrence of any, which may result in misuse or misappropriation of confidential or proprietary information, disruption or damage to our systems, increased costs and losses or an adverse effect to our reputation; general competitive factors, industry consolidation and other market risks as well as the implementation of strategic growth opportunities, including risks, uncertainties and other factors or events related to any business acquisitions or dispositions; uncertainty as to the ultimate outcome of the debt restructuring plan of Puerto Rico (“Plan of Adjustment” or “PoA”) and 2022 Fiscal Plan for Puerto Rico as certified by the Financial Oversight and Management Board for Puerto Rico, or any revisions to it, on our clients and loan portfolios, and any potential impacts of future economic or political developments in Puerto Rico; the impact of government financial assistance for hurricane recovery and other disaster relief on economic activity in Puerto Rico; uncertainty as to the availability of wholesale funding sources, such as securities sold under agreements to repurchase, advances from the Federal Home Loan Bank (“FHLB”) and brokered CDs; the impact of changes in accounting standards or assumptions in applying those standards on forecasts of economic variables considered for the determination of the ACL; the ability of FirstBank to realize the benefits of its net deferred tax assets; the ability of FirstBank to generate sufficient cash flow to make dividend payments to the Corporation; the impacts of natural or man-made disasters, widespread health emergencies, geopolitical conflicts (including the ongoing conflict in Ukraine), terrorist attacks or other catastrophic external events, including impacts of such events on general economic conditions and on the Company’s assumptions regarding forecasts of economic variables; the effect of changes in the interest rate environment, including uncertainty about the effect of the cessation of the London Interbank Offered Rate; any adverse change in the Corporation’s ability to attract and retain clients and gain acceptance from current and prospective customers for new products and services, including those related to the offering of digital banking and financial services; the risk that additional portions of the unrealized losses in the Corporation’s debt securities portfolio are determined to be credit-related, resulting in additional charges to the provision for credit losses on the Corporation’s available-for-sale debt securities portfolio; the impacts of applicable legislative, tax or regulatory changes on the Corporation’s financial condition or performance; the effect of changes in the fiscal and monetary policies and regulations of the U.S. federal government and the Puerto Rico and other governments, including those determined by the Federal Reserve Board, the Federal Reserve Bank of New York, the Federal Deposit Insurance Corporation (the “FDIC”), government-sponsored housing agencies and regulators in Puerto Rico and the U.S. and British Virgin Islands; the risk of possible failure or circumvention of the Corporation’s internal controls and procedures and the risk that the Corporation’s risk management policies may not be adequate; the risk that the FDIC may further increase the deposit insurance premium and/or require special assessments, causing an additional increase in the Corporation’s non-interest expenses; any need to recognize impairments on the Corporation’s financial instruments, goodwill and other intangible assets; the risk that the impact of the occurrence of any of these uncertainties on the Corporation’s capital would preclude further growth of FirstBank and preclude the Corporation’s Board of Directors from declaring dividends; and uncertainty as to whether FirstBank will be able to continue to satisfy its regulators regarding, among other things, its asset quality, liquidity plans, maintenance of capital levels and compliance with applicable laws, regulations and related requirements. The Corporation does not undertake, and specifically disclaims any obligation to update any “forward-looking statements” to reflect occurrences or unanticipated events or circumstances after the date of such statements, except as required by the federal securities laws.  Non-GAAP Financial Measures  In addition to the Corporation’s financial information presented in accordance with GAAP, management uses certain “non-GAAP” financial measures” within the meaning of Regulation G promulgated by the SEC, to clarify and enhance understanding of past performance and prospects for the future. Please refer to pages 17-19 for a reconciliation of GAAP to non-GAAP measures and calculations.

 Agenda  4Q 2022 Quarter Highlights  Aurelio Alemán, President and Chief Executive Officer  4Q 2022 Results of Operations  Orlando Berges, Executive Vice President and Chief Financial Officer  Questions and Answers

 Fourth Quarter 2022Performance Highlights  Profitability  Net income of $73.2 million ($0.40 per diluted share), compared to $74.6 million ($0.40 per diluted share) in 3Q 2022  On a non-GAAP basis, adjusted pre-tax, pre-provision income of $122.2 million, compared to $122.4 million in 3Q 2022  Net interest income decreased to $205.6 million, compared to $207.9 million in 3Q 2022; margin expanded by 6 bps to 4.37%  Provision for credit losses of $15.7 million, compared to $15.8 million in 3Q 2022  Non-performing assets (NPA) decreased by $14.1 million to $129.2 million as of 4Q 2022, compared to $143.3 million as of 3Q 2022; NPAs stand at 0.69% of total assets  The ratio of the ACL for loans and finance leases to total loans held for investment was 2.25% as of 4Q 2022 compared to 2.28% as of 3Q 2022  Asset Quality  Continued to return capital to shareholders demonstrating the strength of our balance sheet and our commitment to increasing shareholder value  Executed $50 million in common stock repurchases during 4Q 2022; repurchased approximately $275 million in shares of common stock during 2022  Ample capital position with a Common Equity Tier-1 ratio of 16.5% in 4Q 2022  Capital

FOURTH QUARTER 2022
BALANCE SHEET METRICS - LOANS AND DEPOSITS

1 First BanCorp

Loan Portfolio ($MM)


$11,096
$35
$2,888
$2,979
$139
$4,910
$145
4Q 2021
$11,126
$28
$2,976
$2,892
$112
$5,028
$90
1Q 2022
$11,229
$23
$3,107
$2,852
$115
$5,084
$49
2Q 2022
$11,311
$12
$3,220
$2,831
$124
$5,106
$18
3Q 2022
$11,565
$12
$3,327
$2,847
$133
$5,238
$7
4Q 2022
Loans HFS
Consumer
Residential
Construction
Commercial (Ex. PPP)
PPP

Loan Originations ($MM)[1]


$1,431
$290
$117
$155
$32
$837
4Q 2021
$1,187
$317
$110
$123
$20
$618
1Q 2022
$1,484
$357
$126
$127
$47
$828
2Q 2022
$1,245
$335
$124
$104
$22
$660
3Q 2022
$1,441
$328
$129
$116
$24
$845
4Q 2022
Consumer
Credit Cards
Residential
Construction
Commercial

4Q 2022 Key Highlights

- Total loans grew by $254.3 million to $11.6 billion driven by increases of $130.2 million in commercial and construction loans, $107.7 million in consumer loans, and $16.4 million in residential mortgage loans
  - Commercial and construction loans, excluding a $11.1 million reduction in Small Business Administration Paycheck Protection Program ("PPP") loans, increased by $141.3 million
- Loan originations (other than credit card utilization activity) amounted to $1.3 billion, a net increase of $191.4 million during the quarter mainly related to higher commercial and construction loan originations
- Deposits (net of brokered CDs and government deposits) decreased by $314.9 million to $13.3 billion as of 4Q 2022

Core Deposits ($MM)[2]


$17,684
$3,266
$2,135
$6,126
$6,157
4Q 2021
$17,250
$2,776
$2,007
$6,018
$6,449
1Q 2022
$17,066
$2,952
$1,842
$5,906
$6,366
2Q 2022
$16,524
$2,941
$1,827
$5,737
$6,019
3Q 2022
$16,038
$2,770
$1,962
$5,456
$5,850
4Q 2022
Public Funds
CDs & IRAs
Commercial
Retail

(1) Loan Originations include refinancing and renewals, as well as credit card utilization activity
(2) Core Deposits exclude brokered CDs

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 Full Year 2022 - Profitably Growing Our Franchise  2022 - Strong Corporate Performance  Value Driven Capital Allocation  LOAN PORTFOLIO  Overall loan portfolio growth of $469 million, up 4% vs 2021  Excluding SBA-PPP loans and strategic reduction of residential mortgages, loan portfolio grew by $762 million or 10% vs. 2021  Earned $305 million in GAAP net income, up 9% vs 2021, and achieved a record pre-tax pre-provision income of $475 million, up 21% vs. 2021  Prudent expense management evidenced by historic low efficiency ratio of 48.3%  Reached a decade-low non-performing asset ratio of 0.69%  2021  2022  +4%  PRE-TAX PRE-PROVISION INCOME  2022  2021  +21%  EFFICIENCY RATIO (%)  2021  2022  +9.2%  NON-PERFORMING ASSETS (%)  2021  2022  +0.07%  $ Millions  $ Millions  Continued to execute on capital deployment program; repurchased $275 million in shares of common stock during 2022  Returned 119% of 2022 earnings to shareholders through stock buybacks and payment of common stock dividends  $125 million in share repurchases left under the announced $350 million stock repurchase program  Ample capital position to continue growing franchise and delivering value to shareholders  CAPITAL RETURN AS % OF EARNINGS  2021  2022  COMMON EQUITY TIER-1 RATIO (%)  2021  2022

Operating Environment and Franchise Highlights

1First BanCorp

1 Uncertain global macro mitigated by strong tailwinds in Puerto Rico

- Steady improvement in labor market dynamics; payroll employment reaching decade high in November 2022; up 3.8% year-over-year and 5% vs March 2020

TOTAL NONFARM PAYROLL EMPLOYMENT (000s)



900
850
800
750
889
888
930
826
Hurricane María
767
COVID-19
2017
2018
2019
2020
2021
2022

- Economic Activity Index sustaining upward trend albeit at a slower pace; 3Q 2022 print 0.8% above same quarter last year

PR ECONOMIC ACTIVITY INDEX (EAI)



YoY Change
121.2
111.5
115.5
122.7
125.2
124.8
123.7
-0.9%
-9.2%
-6.1%
+6.2%
+4.1%
+2.8%
+0.8%
1Q20
2Q20
3Q20
3Q21
1Q22
2Q22
3Q22

- Remaining obligated disaster recovery funding (~$45 billion); over $3.2 billion in disaster relief funds were disbursed in 2022 (96% above the same period in 2021)[1]

DISASTER RELIEF FUNDS DISBURSED PER YEAR - $BN[(1)(2)(3)]



FEMA
HUD (CDBG)
Other
$1,624
$3,191
2021
2022
$0.3
(9%)
$0.7
(23%)
$2.2
(68%)

2 Progress on omnichannel strategy

- Digital engagement continued to improve with *Retail Digital Banking* registered users growing by 3.5% during the fourth quarter and 16.7% year-over-year
- Improved gradual adoption of recently launched mobile *Business Digital Banking* application; registered users up 116% during the year
- *Business Digital Lending* functionality improving penetration to small/medium business segment and SBA-related credits
- Captured 41% of all deposit transactions through digital and self-service channels
- Executed on additional branch rationalization opportunities during 4Q 2022

3 Franchise highlights

- Selected as "Bank of the Year 2022 - Puerto Rico" by *The Financial Times' The Banker* magazine
- Strong earnings generation capacity with pre-tax pre-provision income of $122.2 million, up 16.5% vs. 4Q 2021; strong expense management culture with lowest efficiency ratio among peers
- Executed $50 million in common stock repurchases during 4Q 2022
- Ongoing investment in multiple capital projects to enhance organizational efficiency, service delivery, and product offerings

(1) Data presented for 2022 is based on the 11-month period ended November 30, 2022
(2) Data presented for 2022 includes $694.3 million related to Hurricane Fiona
(3) Source: Recovery Support Function Leadership Group (RSFLG) - https://recovery.fema.gov/rsflg-monthly-data

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 Results of Operations

 Fourth Quarter 2022 HighlightsDiscussion of Results  Income Statement  Selected Financial Data

FOURTH QUARTER 2022 HIGHLIGHTS
PROFITABILITY DYNAMICS

1First BanCorp

Net Interest Income ($MM)


$184.1
$185.6
$196.2
$207.9
$205.6
3.61%
3.81%
4.00%
4.31%
4.37%
4Q21
1Q22
2Q22
3Q22
4Q22
Net Interest Income ($)
Net Interest Margin (GAAP %)

- Net interest income amounted to $205.6 million, a decrease of $2.3 million when compared to 3Q 2022 primarily due to:
  - A $13.1 million increase in interest expense driven by higher rates paid on interest-bearing deposits and on new borrowings executed during 4Q 2022, offset by an overall reduction in average balances of interest-bearing deposits
  - A $1.2 million decrease in interest income from lower interest-bearing cash balances
  - Partially offset by a $12.6 million increase in interest income; $8.2 million related to the upward repricing of floating rate commercial and construction loans and $3.7 million mostly related to higher average consumer loan balances
- Net interest margin expanded to 4.37% compared to 4.31% in 3Q 2022 mainly due to a change in asset mix to higher yielding earning assets, partially offset by higher cost of funds

Non-Interest Income ($MM)


$30.4
$32.9
$30.9
$29.7
$29.6
$15.7
$18.3
$17.4
$16.5
$17.9
$5.2
$5.2
$4.1
$3.4
$2.6
$9.5
$9.4
$9.5
$9.8
$9.2
4Q21
1Q22
2Q22
3Q22
4Q22
Other
Mortgage Banking
Service Charges on Deposits

- Non-interest income decreased by $0.1 million to $29.6 million for the fourth quarter of 2022, compared to $29.7 million for the third quarter of 2022 mainly due to:
  - A net reduction of $0.8 million in mortgage banking revenues due to an increase in mark-to-market losses associated with TBA MBS forward contracts
  - $0.6 million decrease in service charges and fees on deposit accounts, mainly associated to a $0.7 million adjustment to reverse previously recognized fees on non-sufficient funds as part of changes in the fees structure
  - Partially offset by a $0.8 million increase in transactional fee income due to seasonality and a $0.3 million increase in insurance commission income

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 Fourth Quarter 2022 HighlightsProfitability Dynamics  85  -5  0  60  65  70  75  80  120  100  105  95  115  90  110  $0.0  3Q22  $111.5  $106.7  $108.3  $115.2  4Q22  $112.9  $61.8  $0.0  $1.9  $0.2  $56.9  -$0.8  -$0.4  $0.0  $57.4  1Q22  $60.7  2Q22  $0.2  $0.0  4Q21  $62.1  -$1.1  Credit Related  Merger Related  Payroll Related  Other Operating Expenses  Non-interest expenses amounted to $112.9 million in 4Q 2022, a decrease of $2.3 million from 3Q 2022; the decrease reflects the following variances:  A $1.5 million increase in net gains on OREO operations, a $0.7 million decrease in occupancy and equipment costs and a $0.7 million decrease in payroll expenses   Partially offset by a net increase of $0.5 million in business promotion expenses related to sponsorship and public relations activities   Non-Interest Expenses ($MM)  4Q 2021  1Q 2022  2Q 2022  3Q 2022  4Q 2022  Efficiency Ratio (%)  Efficiency ratio decreased during the quarter reaching 48.0% from 48.5% last quarter  We expect our efficiency ratio to gradually increase during the year as we continue with the execution of our technology and facilities capital projects, conduct our normal annual compensation adjustments, and register a normalization of OREO disposition trends; not exceeding our operating target of 52%

FOURTH QUARTER 2022 HIGHLIGHTS
ASSET QUALITY

Non-Performing Assets ($ in Millions)



Repossessed Assets and Other
Loans HFI
NPAs/Assets
$158
$156
$147
$143
$129
$47
$49
$48
$46
$39
0.76%
0.79%
0.76%
0.78%
0.69%
$111
$107
$99
$98
$90
4Q21
1Q22
2Q22
3Q22
4Q22
Repossessed Assets and Other
Residential
Commercial
Consumer
Construction
$158
$156
$147
$143
$129
$47
$49
$48
$46
$39
$10
$11
$10
$13
$15
$55
$49
$45
$43
$43
$3
$3
$2
$2
$2
$42
$45
$42
$39
$30
4Q 2021
1Q 2022
2Q 2022
3Q 2022
4Q 2022

Total non-performing assets decreased by $14 million to $129 million as of 4Q 2022 or 0.69% of total assets

- The decrease in NPAs was primarily driven by:
  - A $9.3 million decrease in nonaccrual commercial and construction loans mainly related to a $5.2 million commercial and industrial loan restored to accrual status and a $1.2 million collection of a commercial and industrial loan during the fourth quarter
  - A $7.1 million decrease in the OREO portfolio balance, mainly related to sales of residential properties in the Puerto Rico region
  - A $0.2 million decrease in nonaccrual residential mortgage loans, mainly related to $3.0 million of loans restored to accrual status, $1.6 million in collections, and $1.3 million in loans transferred to OREO, partially offset by inflows of $5.8 million
  - Partially offset by a $1.9 million increase in nonaccrual consumer loans, associated with the overall portfolio growth
- Inflows to nonaccrual loans held for investment were $24.1 million, a $3.8 million increase compared to inflows of $20.3 million in the third quarter of 2022, mostly in the consumer portfolios related to the growth in the portfolios

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Fourth Quarter 2022 Highlights
ACL Levels and Capital Position

1 First BanCorp

Evolution of ACL ($ in Millions) and ACL on Loans to Total Loans (%)



$155
$0
$0
$155
1.7%
$248
$4
$8
$236
2.6%
$280
$2
$10
$269
2.5%
$260
$1
$13
$245
2.2%
$264
$2
$10
$252
2.3%
$271
$9
$4
$258
2.3%
$273
$9
$4
$260
2.3%
2019
Day-1 CECL
4Q 21
1Q 22
2Q 22
3Q 22
4Q 22
Off-BS Credit Exposure
Loans
Debt Securities
ACL on Loans/Loans

- The allowance for credit losses (ACL) on loans and leases increased by $2.6 million during 4Q 2022 to $260 million
- The ratio of the ACL for loans and finance leases to total loans held for investment was 2.25% as of 4Q 2022, compared to 2.28% as of 3Q 2022

Capital Ratios (%)



20.5
17.8
17.8
10.1
9.8
20.2
17.5
17.5
10.4
8.6
19.7
17.0
17.0
10.2
7.7
19.4
16.7
16.7
10.4
6.6
19.2
16.5
16.5
10.7
6.8
4Q 2021
1Q 2022
2Q 2022
3Q 2022
4Q 2022
Total Risk-Based Capital
Leverage
Tangible Common
Tier-1 Capital
Tier-1 Common

- Total stockholders' equity amounted to $1.3 billion as of 4Q 2022, an increase of $60.2 million from 3Q 2022; increase was driven by:
  - Earnings generated during 4Q 2022 and a $60.1 million increase in the fair value of available-for-sale debt securities due to changes in market rates recognized as part of accumulated other comprehensive loss
  - Partially offset by the repurchase of 3.5 million shares of common stock for a total purchase price of $50 million and the payment of $22.2 million in quarterly dividends declared to common stockholders
- As of 4Q 2022, capital ratios exceeded the required regulatory levels for bank holding companies and well-capitalized banks

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 Exhibits

 Fourth Quarter 2022 HighlightsPuerto Rico Government Exposure  As of 4Q 2022, the Corporation had $338.9 million of direct exposure to the Puerto Rico Government, its municipalities and public corporations, compared to $327.2 million as of 3Q 2022  88% of direct government exposure is to municipalities, which are supported by assigned property tax revenues or by one or more specific sources of municipal revenues  Government Loans  Government deposits  As of 4Q 2022, the Corporation had $2.3 billion of public sector deposits in Puerto Rico, compared to $2.5 billion as of 3Q 2021  Approximately 24% is from municipalities in Puerto Rico and 76% is from public corporations, the Puerto Rico central government and agencies, and U.S. federal government agencies in Puerto Rico

 Fourth Quarter 2022 Highlights NPL Migration

 Fourth Quarter 2022 HighlightsUse of Non-GAAP Financial Measures  Basis of Presentation  Use of Non-GAAP Financial Measures   This presentation contains non-GAAP financial measures. Non-GAAP financial measures are used when management believes they will be helpful to an understanding of the Corporation’s results of operations or financial position. Where non-GAAP financial measures are used, the comparable GAAP financial measure, as well as the reconciliation of the non-GAAP financial measure to the comparable GAAP financial measure, can be found in the text or in the attached tables to this earnings presentation. Any analysis of these non-GAAP financial measures should be used only in conjunction with results presented in accordance with GAAP.   Tangible Common Equity Ratio and Tangible Book Value per Common Share   The tangible common equity ratio and tangible book value per common share are non-GAAP financial measures generally used by the financial community to evaluate capital adequacy. Tangible common equity is total common equity, goodwill, and other intangibles. Tangible assets are total assets less goodwill and other intangibles. Management and many stock analysts use the tangible common equity ratio and tangible book value per common share in conjunction with more traditional bank capital ratios to compare the capital adequacy of banking organizations with significant amounts of goodwill or other intangible assets, typically stemming from the use of the purchase method of accounting for mergers and acquisitions. Accordingly, the Corporation believes that disclosures of these financial measures may be useful also to investors. Neither tangible common equity nor tangible assets, or the related measures should be considered in isolation or as a substitute for stockholders’ equity, total assets, or any other measure calculated in accordance with GAAP. Moreover, the way the Corporation calculates its tangible common equity, tangible assets, and any other related measures may differ from that of other companies reporting measures with similar names.

 Fourth Quarter 2022 HighlightsUse of Non-GAAP Financial Measures  Basis of Presentation  Use of Non-GAAP Financial Measures   This presentation contains non-GAAP financial measures. Non-GAAP financial measures are used when management believes they will be helpful to an understanding of the Corporation’s results of operations or financial position. Where non-GAAP financial measures are used, the comparable GAAP financial measure, as well as the reconciliation of the non-GAAP financial measure to the comparable GAAP financial measure, can be found in the text or in the attached tables to this earnings presentation. Any analysis of these non-GAAP financial measures should be used only in conjunction with results presented in accordance with GAAP.   Adjusted Pre-Tax, Pre-Provision Income  Adjusted pre-tax, pre-provision income is a non-GAAP performance metric that management uses and believes that investors may find useful in analyzing underlying performance trends, particularly in times of economic stress. Adjusted pre-tax, pre-provision income, as defined by management, represents net income excluding income tax expense (benefit), the provision for credit losses expense (benefit), as well as certain items that management believes are not reflective of core operating performance or that are not expected to reoccur with any regularity or reoccur at uncertain times and amounts.

Fourth Quarter 2022 Highlights
Use of Non-GAAP Financial Measures

1First BanCorp

Basis of Presentation

Use of Non-GAAP Financial Measures

This presentation contains non-GAAP financial measures. Non-GAAP financial measures are used when management believes they will be helpful to an understanding of the Corporation's results of operations or financial position. Where non-GAAP financial measures are used, the comparable GAAP financial measure, as well as the reconciliation of the non-GAAP financial measure to the comparable GAAP financial measure, can be found in the text or in the attached tables to this earnings presentation. Any analysis of these non-GAAP financial measures should be used only in conjunction with results presented in accordance with GAAP. The financial results for the fourth quarter of 2021 and year ended December 31, 2021, include the following "Special Items" that management believes are not reflective of core operating performance, are not expected to reoccur with any regularity or may reoccur at uncertain times and in uncertain amounts.

Quarter ended December 31, 2021

- Merger and restructuring costs of $1.9 million ($1.2 million after-tax, calculated based on the statutory rate of 37.5%) in connection with the Banco Santander Puerto Rico ("BSPR") acquisition integration process and related restructuring initiatives.
- Costs of $4 thousand ($3 thousand after-tax, calculated based on the statutory rate of 37.5%) related to the COVID-19 pandemic response efforts, consisting primarily of costs related to additional cleaning, safety materials, and security measures.

Year ended December 31, 2021

- Merger and restructuring costs of $26.4 million ($16.5 million after-tax, calculated based on the statutory rate of 37.5%) in connection with the BSPR acquisition integration process and related restructuring initiatives. Merger and restructuring costs in 2021 included approximately $6.5 million related to previously announced Employee Voluntary Separation Program (the "VSP") as well as involuntary separation actions implemented in the Puerto Rico region. In addition, these costs included costs related to system conversions, accelerated depreciation charges related to planned closures and consolidation of branches in accordance with the Corporation's integration and restructuring plan, and other integration related efforts.
- Costs of $3.0 million ($1.9 million after-tax, calculated based on the statutory rate of 37.5%) related to the COVID-19 pandemic response efforts, consisting primarily of costs related to additional cleaning, safety materials, and security measures

The following table shows the reported net income to adjusted net income, a non-GAAP financial measure that excludes the Special Items identified above:

	Quarter Ended			Year Ended	
	December 31, 2022	September 30, 2022	December 31, 2021	December 31, 2022	December 31, 2021
(In thousands, except per share information)					
Net income, as reported (GAAP)	$ 73,174	$ 74,603	$ 73,639	$ 305,072	$ 281,025
Adjustments:					
Merger and restructuring costs	-	-	1,853		26,435
COVID-19 pandemic-related expenses	-	-	4		2,958
Income tax impact of adjustments	-	-	(696)		(11,023)
Adjusted net income (Non-GAAP)	$ 73,174	$ 74,603	$ 74,800	$ 305,072	$ 299,395
Preferred stock dividends	-	-	(446)		(2,453)
Excess of redemption value over carrying value of Series A through E Preferred Stock redeemed	-	-	(1,234)		(1,234)
Adjusted net income attributable to common stockholders (Non-GAAP)	$ 73,174	$ 74,603	$ 73,120	$ 305,072	$ 295,708
Weighted-average diluted shares outstanding	184,847	188,319	204,705	191,968	211,300
Earnings Per Share - diluted (GAAP)	$ 0.40	$ 0.40	$ 0.35	$ 1.59	$ 1.31
Adjusted Earnings Per Share - diluted (Non-GAAP)	$ 0.40	$ 0.40	$ 0.36	$ 1.59	$ 1.40

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